UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3857 Birch St
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 722-6257

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 5.02 is incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 5.02 is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On June 15, 2026, Laurent Degryse, William Petak, Keith Hall and Peter McMillan III each notified the board of directors (the “Board”) of Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”) of their decision to resign from the Board, effective immediately. On June 18, 2026, Kenneth Yee appointed Bradley E. Scher as Chairman of the Board and director of the Company, as well as President and Chief Executive Officer. On the same date, Mr. Yee resigned from the Board. None of the foregoing directors’ decisions to resign involved any disagreement with the Company.
Mr. Scher, age 65, is the Founder and Managing Member of Ocean Ridge Capital Advisors (“Ocean Ridge”). Ocean Ridge has been providing financial and operating consultative services to institutional investors, boards of directors, and managements of private and public companies since 2002. Through Ocean Ridge, roles in which Mr. Scher has served across a broad range of industries include Chief Executive Officer, Chief Financial Officer, President, Chief Transition Officer, Chief Restructuring Officer, Plan Administrator, Liquidating Trustee, and others. In these positions, Mr. Scher has been responsible for the management of various entities, particularly focused on companies experiencing financial challenges. He has also qualified as a responsible financial person, reviewing and signing audit reports and financial disclosure statements.
In addition, Mr. Scher has been a member of more than three dozen boards of directors of private and public companies where he has served as Chairman, Chairman of the Executive Committee, Chairman of the Audit Committee, and in other key roles. He often serves as the sole member or one of a few independent directors appointed to a board.
Before founding Ocean Ridge, Mr. Scher was a Managing Director for PPM America, Inc., managing in excess of $1 billion of investments for a special situations fund. He was also previously a Director in the Special Loans Unit of the investing arm of TIAA-CREF, an Investment Manager in the Private Placements division of The Travelers, and a middle-market lending officer with Chemical Bank.
Mr. Scher holds a BA in economics and finance from Yeshiva University and an MBA from Fordham University. He was a guest lecturer at Baruch College in New York in their Executive MBA Program.
In connection with the appointment of Mr. Scher, the Company notified Brian Ragsdale that his contract with the Company would not be renewed and would terminate effective August 11, 2026. Mr. Ragsdale will remain Chief Financial Officer through such time. The Company also entered into an engagement letter with Ocean Ridge, as of June 18, 2026, pursuant to which the Company agreed to compensate Ocean Ridge at a rate of $5,000 per month for Mr. Scher’s service as President and Chief Executive Officer and $7,500 per month for his service as Chairman of the Board and a director. The Company also agreed to pay all reasonable out-of-pocket expenses incurred in connection with the engagement and entered into an indemnification agreement with Mr. Scher.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

10.1	Ocean Ridge Engagement Agreement, dated June 18, 2026

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: June 22, 2026	BY:	/S/ BRIAN RAGSDALE
Brian Ragsdale
Chief Financial Officer